EX-33.18
(logo) WACHOVIA SECURITIES

Wachovia Securities
201 South College Street
CP9
Charlotte, NC 28244-1075


Management Assessment


Management of the Real Estate Asset Management Business Unit of Wachovia Bank, National Association ("the Company") is responsible for assessing compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission relating to the servicing of asset-backed security transactions involving commercial real estate loans issued on or after January 1, 2006 ("the Platform"), except for servicing criteria 1122(d)(1)(iii), 1122(d)(3)(i)(C), 1122(d)(3)(ii), 1122(d)(3)(iii),
1122(d)(3)(iv), 1122(d)(4)(ix), 1122(d)(4)(x)(A), 1122(d)(4)(x)(C),
1122(d)(4)(xi), 1122(d)(4)(xii), and 1122(d)(4)(xv), which the Company has determined are not applicable to the activities it performs with respect to the Platform, as of and for the year ended December 31, 2007. Servicing criterion 1122(d)(4)(i) is applicable to the activities the Company performs with respect to the Platform only as it relates to the review and approval of any release, non-scheduled reduction or draw of letters of credit which serve as collateral for certain individual pool assets. Servicing criterion 1122(d)(4)(ii) is applicable to the activities the Company performs with respect to the Platform only as it relates to the safeguarding of letters of credit which serve as collateral for certain individual pool assets. Servicing criteria 1122(d)(4)(vi), 1122(d)(4)(vii), 1122(d)(4)(viii) and 1122(d)(4)(xiv) are applicable to the activities the Company performs with respect to the Platform only as it relates to the servicing of the applicable individual pool assets until the assets are transferred to the Special Servicer, unless the Company is designated as the Special Servicer. Servicing criterion 1122(d)(4)(xiii) is applicable to the activities the Company performs with respect to the Platform as it relates to disbursements made on behalf of an obligor other than for tax payments. Appendix A identifies the individual asset-backed security transactions defined by management as constituting the Platform.

The Company's management has assessed the Company's compliance with the applicable servicing criteria as of and for the year ended December 31, 2007. In making this assessment, management used the criteria set forth by the Securities and Exchange Commission in paragraph (d) of Item 1122 of Regulation AB. (Appendix B)

Based on such assessment, management believes that as of and for the year ended December 31, 2007, the Company has complied in all material respects with the servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission relating to the servicing of the Platform, except for the material noncompliance described in the following paragraph.

Our assessment of compliance disclosed the following material noncompliance with servicing criteria 1122(d)(2)(i) and 1122(d)(2)(ii), as applicable to the Company during the year ended December 31, 2007:


(page)


With respect to servicing criterion 1122(d)(2)(i), certain payments on pool assets were not deposited into the appropriate custodial bank accounts within the timeframe as specified in the transaction agreements. Those payments were deposited into the appropriate custodial bank accounts after those timeframes. Management does not believe that this failure to follow the transaction agreements resulted in any loss of control over trust assets or in any impact to investors. The Company implemented additional controls in 2008 to better monitor these processes and correct the non-compliance.

With respect to servicing criterion 1122(d)(2)(ii), certain disbursements made via wire transfer were authorized by personnel for amounts greater than such personnel's approval limits. Management does not believe that this failure to follow internal procedures resulted in any incorrect wire transfers or in any impact to investors. The Company implemented additional controls in 2007 to better monitor these processes and correct the non-compliance.

KPMG LLP, a registered public accounting firm, has issued an attestation report with respect to the Company's compliance with the applicable servicing criteria as of and for the year ended December 31, 2007.


March 7, 2008


/s/ Leslie Fairbanks
Leslie Fairbanks
Managing Director, Wachovia Bank Real Estate Asset Management


/s/ Timothy Ryan
Timothy Ryan
Managing Director, Wachovia Bank Real Estate Asset Management


/s/ Marilyn Addison
Marilyn Addison
Director, Wachovia Bank Real Estate Asset Management


(page)


APPENDIX A

NEWCASTLE CDO IX
GREENWICH CCFC 2007-GG9
JP 2007-LDP10
MLCFC 2007-6
WACHOVIA 2007-C30
CD2007-CD4
COBALT 2007-C2
GECMC 2007-C1
CSMC 2007-C2
LB-UBS 2007-C2
WACHOVIA 2007-C31
MLCFC 2007-7
MSCI 2007-IQ14
WACHOVIA 2007-WHALE 8
WACHOVIA 2007-C32
CSMC 2007-C3
RRE CDO 2007-C1
JPMCC-LDP11
GREENWICH GOLDMAN GG10
TIAA 2007-C4
BACM 2007-3
CGCMT-2007-C6
JPMCC 2007-FL1
COBALT 2007-C3
WACHOVIA 2007-C33
LB-UBS 2007-C6
CSMC 2007-C4
GREENWICH 2007-GG11
WACHOVIA 2007-C34
CD2007-CD5
LB-UBS 2007-C7
CRF 2007-MF1
MSCI 2007-HQ13
WACHOVIA 2007-ESH
MEZZ CAP 2007-C5
NORTHSTAR CDO IV LTD
LB-UBS 2006-C1
WACHOVIA 2006-C23
CD2006-CD2
BACM 2006-1
JP MORGAN 2006 FL1
GE 2006 Cl
GS MORTGAGE SECURITIES 2006 GG6
MLCFC 2006-1
WACHOVIA 2006-C24
LB-UBS 2006 C3
LEHMAN 2006 CCL-C2
CSMS 2006-HC1
MARATHON REAL ESTATE CDO 2006-1
CSFB06C2
WACHOVIA 2006-C25
NORTHSTAR CDO VI
BACM 2006-2
MLCFC 2006-2
JPMC 2006-LDP7
LB-UBS 2006-C4
WACHOVIA 2006-C26
WACHOVIA CRE CDO 2006-1
RESOURCE REAL ESTATE FUNDING CDO-2006-1
GS MORTGAGE SEC CORP II-2006 GSFLVIII
MLMT 2006-C2
111MA2PENN
LEHMAN 2006 LLF-C5
WACHOVIA 2006-C27
WACHOVIA 2006-WHALE 7
LB-UBS 2006-C6
BACM 2006-5
COMM 2006-FL12
GS MORTGAGE SECURITIES 2006 GG8
CD 2006-CD3
WACHOVIA 2006-C28
CITIGROUP 2006-FL2
CITIGROUP 2006-C5
JPMORGAN 2006-FL2
CSFB 2006-TFL2 (TITAN)
LB-UBS 2006-C7
NORTHSTAR CDO VIII
FOUR TIMES SQUARE 2006-4TS
WACHOVIA 2006-C29
COBALT 2006C1
JPMC2006-LDP9
CONCORD REAL ESTATE CDO 2006-1
MEZZ CAP 2006-C4
GREENWICH CCFC 2006 FL4


(page)


APPENDIX B



                                                                                                           INAPPLICABLE
                                                                         APPLICABLE                        SERVICING
                 SERVICING CRITERIA                                      SERVICING CRITERIA (1)            CRITERIA


                                                                                 Performed            Performed by   NOT performed
                                                                                 by                   Vendor(s)      by the Company
                                                                                 Vendor(s)            for which the  or by
                                                                     Performed   for which            Company        subservicer(s)
                                                                     Directly    the Company is       is NOT the     or Vendor(s)
                                                                     by the      the Responsible      Responsible    retained by
Reference                             Criteria                       Company     Party                Party          the Company

                 General Servicing Considerations

1122(d)(1)(i)    Policies and procedures are instituted to          X
                 monitor any performance or other triggers and
                 events of default in accordance with the
                 transaction agreements.

1122(d)(1)(ii)   If any material servicing activities are           X
                 outsourced to third parties, policies and
                 procedures are instituted to monitor the
                 third party's performance and compliance with
                 such servicing activities.

1122(d)(1)(iii)  Any requirements in the transaction                                                                 X
                 agreements to maintain a back-up servicer for
                 the mortgage loans are maintained.

1122(d)(1)(iv)   A fidelity bond and errors and omissions
                 policy is in effect on the party                   X
                 participating in the servicing function
                 throughout the reporting period in the amount
                 of coverage required by and otherwise in
                 accordance with the terms of the transaction
                 agreements.

                 Cash Collection and Administration

1122(d)(2)(i)    Payments on mortgage loans are deposited into      X
                 the appropriate custodial bank accounts and
                 related bank clearing accounts no more than
                 two business days following receipt, or such
                 other number of days specified in the
                 transaction agreements.

1122(d)(2)(ii)   Disbursements made via wire transfer on            X
                 behalf of an obligor or to an investor are
                 made only by authorized personnel.

1122(d)(2)(iii)  Advances of funds or guarantees regarding          X
                 collections, cash flows or distributions, and
                 any interest or other fees charged for such
                 advances, are made, reviewed and approved as
                 specified in the transaction agreements.

1122(d)(2)(iv)   The related accounts for the transaction,          X
                 such as cash reserve accounts or accounts
                 established as a form of
                 overcollateralization, are separately
                 maintained (e.g., with respect to commingling
                 of cash) as set forth in the transaction
                 agreements.

1122(d)(2)(v)    Each custodial account is maintained at a          X
                 federally insured depository institution as
                 set forth in the transaction agreements. For
                 purposes of this criterion, "federally
                 insured depository institution" with respect
                 to a foreign financial institution means a
                 foreign financial institution that meets the
                 requirements of Rule 13k-1(b)(1) of the
                 Securities Exchange Act.

1122(d)(2)(vi)   Unissued checks are safeguarded so as to           X
                 prevent unauthorized access.

1122(d)(2)(vii)  Reconciliations are prepared on a monthly          X
                 basis for all asset-backed securities related
                 bank accounts, including custodial accounts
                 and related bank clearing accounts. These
                 reconciliations are (A) mathematically
                 accurate; (B) prepared within 30 calendar
                 days after the bank statement cutoff date, or
                 such other number of days specified in the
                 transaction agreements; (C) reviewed and
                 approved by someone other than the person who
                 prepared the reconciliation; and (D) contain
                 explanations for reconciling items. These
                 reconciling items are resolved within 90
                 calendar days of their original
                 identification, or such other number of days
                 specified in the transaction agreements.


                                                                                                           INAPPLICABLE
                                                                         APPLICABLE                        SERVICING
                 SERVICING CRITERIA                                      SERVICING CRITERIA (1)            CRITERIA


                                                                                 Performed            Performed by   NOT performed
                                                                                 by                   Vendor(s)      by the Company
                                                                                 Vendor(s)            for which the  or by
                                                                     Performed   for which            Company        subservicer(s)
                                                                     Directly    the Company is       is NOT the     or Vendor(s)
                                                                     by the      the Responsible      Responsible    retained by
Reference                             Criteria                       Company     Party                Party          the Company

                 Investor Remittances and Reporting

1122(d)(3)(i)(A) Reports to investors, including those to be        X(2)
                 filed with the Commission, are maintained in
                 accordance with the transaction agreements
                 and applicable Commission requirements.
                 Specifically, such reports (A) are prepared
                 in accordance with timeframes and other terms
                 set forth in the transaction agreements;

1122(d)(3)(i)(B) (B) provide information calculated in accordance   X(2)
                 with the terms specified in the transaction
                 agreements;
1122(d)(3)(i)(C) (C) are filed with the Commission                                                                   X
                 as required by its rules and regulations;

1122(d)(3)(i)(D) (D) agree with investors' or the trustee's         X(2)
                 records as to the total unpaid principal
                 balance and number of mortgage loans serviced
                 by the Servicer.

1122(d)(3)(ii)   Amounts due to investors are allocated and                                                          X
                 remitted in accordance with timeframes,
                 distribution priority and other terms set
                 forth in the transaction agreements.

1122(d)(3)(iii)  Disbursements made to an investor are posted                                                        X
                 within two business days to the Servicer's
                 investor records, or such other number of
                 days specified in the transaction agreements.

1122(d)(3)(iv)   Amounts remitted to investors per the                                                               X
                 investor reports agree with cancelled checks,
                 or other form of payment, or custodial bank
                 statements.

                 Pool Asset Administration

1122(d)(4)(i)    Collateral or security on mortgage loans is        X(3)                              X(3)
                 maintained as required by the transaction
                 agreements or related mortgage loan
                 documents.

1122(d)(4)(ii)   Mortgage loan and related documents are            X(4)
                 safeguarded as required by the transaction
                 agreements.

1122(d)(4)(iii)  Any additions, removals or substitutions to the    X
                 asset pool are made, reviewed and approved in
                 accordance with any conditions or requirements
                 in the transaction agreements.

1122(d)(4)(iv)   Payments on mortgage loans, including any          X
                 payoffs, made in accordance with the related
                 [pool asset] documents are posted to the
                 Servicer's obligor records maintained no more
                 than two business days after receipt, or such
                 other number of days specified in the
                 transaction agreements, and allocated to
                 principal, interest or other items (e.g.,
                 escrow) in accordance with the related mortgage
                 loans documents.

1122(d)(4)(v)    Servicer's records regarding the mortgage          X
                 loans agree with the Servicer's records
                 with respect to an obligor's unpaid principal
                 balance.


                                                                                                           INAPPLICABLE
                                                                         APPLICABLE                        SERVICING
                 SERVICING CRITERIA                                      SERVICING CRITERIA (1)            CRITERIA


                                                                                 Performed            Performed by   NOT performed
                                                                                 by                   Vendor(s)      by the Company
                                                                                 Vendor(s)            for which the  or by
                                                                     Performed   for which            Company        subservicer(s)
                                                                     Directly    the Company is       is NOT the     or Vendor(s)
                                                                     by the      the Responsible      Responsible    retained by
Reference                             Criteria                       Company     Party                Party          the Company

1122(d)(4)(vi)   Changes with respect to the terms or status        X(5)
                 of an obligor's mortgage loans (e.g., loan
                 modifications or re-agings) are made,
                 reviewed and approved by authorized personnel
                 in accordance with the transaction agreements
                 and related pool asset documents.

1122(d)(4)(vii)  Loss mitigation or recovery actions (e.g.,         X(5)
                 forbearance plans, modifications and deeds in
                 lieu of foreclosure, foreclosures and
                 repossessions, as applicable) are initiated,
                 conducted and concluded in accordance with
                 the timeframes or other requirements
                 established by the transaction agreements.

1122(d)(4)(viii) Records documenting collection efforts are         X(5)
                 maintained during the period a mortgage loan
                 is delinquent in accordance with the
                 transaction agreements. Such records are
                 maintained on at least a monthly basis, or
                 such other period specified in the
                 transaction agreements, and describe the
                 entity's activities in monitoring delinquent
                 mortgage loans including, for example, phone
                 calls, letters and payment rescheduling plans
                 in cases where delinquency is deemed
                 temporary (e.g., illness or unemployment).

1122(d)(4)(ix)   Adjustments to interest rates or rates of                                            X
                 return for mortgage loans with variable rates
                 are computed based on the related mortgage
                 loan documents.

1122(d)(4)(x)(A) Regarding any funds held in trust for an                                             X
                 obligor (such as escrow accounts): (A) such
                 funds are analyzed, in accordance with the
                 obligor's mortgage loan documents, on at least
                 an annual basis, or such other period
                 specified in the transaction agreements;

1122(d)(4)(x)(B) (B) interest on such funds is paid, or credited,   X
                 to obligors in accordance with applicable
                 mortgage loan documents and state laws; and

1122(d)(4)(x)(C) (C) such funds are returned to the obligor                                           X
                 within 30 calendar days of full repayment of
                 the related mortgage loans, or such other
                 number of days specified in the transaction
                 agreements.

1122(d)(4)(xi)   Payments made on behalf of an obligor (such                                          X
                 as tax or insurance payments) are made on or
                 before the related penalty or expiration
                 dates, as indicated on the appropriate bills
                 or notices for such payments, provided that
                 such support has been received by the
                 Servicer at least 30 calendar days prior to
                 these dates, or such other number of days
                 specified in the transaction agreements.

1122(d)(4)(xii)  Any late payment penalties in connection with                                        X
                 any payment to be made on behalf of an
                 obligor are paid from the Servicer's funds
                 and not charged to the obligor, unless the
                 late payment was due to the obligor's error
                 or omission.

1122(d)(4)(xiii) Disbursements made on behalf of an obligor         X(6)                              X(6)
                 are posted within two business days to the
                 obligor's records maintained by the Servicer,
                 or such other number of days specified in the
                 transaction agreements.

1122(d)(4)(xiv)  Delinquencies, charge-offs and uncollectible       X(5)
                 accounts are recognized and recorded in
                 accordance with the transaction agreements.


                                                                                                           INAPPLICABLE
                                                                         APPLICABLE                        SERVICING
                 SERVICING CRITERIA                                      SERVICING CRITERIA (1)            CRITERIA


                                                                                 Performed            Performed by   NOT performed
                                                                                 by                   Vendor(s)      by the Company
                                                                                 Vendor(s)            for which the  or by
                                                                     Performed   for which            Company        subservicer(s)
                                                                     Directly    the Company is       is NOT the     or Vendor(s)
                                                                     by the      the Responsible      Responsible    retained by
Reference                             Criteria                       Company     Party                Party          the Company

1122(d)(4)(xv)   Any external enhancement or other support,                                                          X
                 identified in Item 1114(a)(1) through (3) or
                 Item 1115 of Regulation AB, is maintained as
                 set forth in the transaction agreements.


Footnote 1 - For certain pool assets, the performance of all applicable criteria has been outsourced to third party servicers. All servicers servicing greater than 5% of pool assets for any transaction included in the platform (Appendix A) has provided a separate Regulation AB 1122(d) Management Assessment.

Footnote 2 - The Company's responsibility relating to criteria 1122(d)(3)(i)(A), 1122(d)(3)(i)(B), and 1122(d)(3)(i)(D) is limited to reports sent to the Trustee, rather than the investor, as set forth in the transaction agreements.

Footnote 3 - The Company's responsibility relating to criteria 1122(d)(4)(i) is limited to the review and approval of any release, non-scheduled reduction or draw of letters of credit which serve as collateral for certain individual pool assets. The Company has outsourced all other activities related to the maintenance of such letters of credit as well as the process of perfecting security interests of individual pool assets to a vendor who has a separate Regulation AB 1122(d) Management Assessment.

Footnote 4 - The Company's responsibility relating to criteria 1122(d)(4)(ii) is limited to the safeguarding of letters of credit which serve as collateral for individual pool assets.

Footnote 5 - For those transactions in which the Company is not designated as the Special Servicer, the Company is only responsible for criteria 1122(d)(4)(vi), 1122(d)(4)(vii), 1122(d)(4)(viii) and 1122(d)(4)(xiv) until the time in which the applicable pool assets are transferred to the Special Servicer as specified by the transaction agreements. The Company has been named as Special Servicer for the following transactions included in the Platform:
NORTHSTAR CDO IV LTD, JP MORGAN 2006 FL1, CSMS 2006-HC1, WBCMT 2007-ESH and WACHOVIA 2007-WHALE 8.

Footnote 6 - The Company performs all activities related to criteria 1122(d)(4)(xiii), except disbursements made on behalf of an obligor for tax payments. The Company has outsourced activities related to disbursements on behalf of an obligor for tax payments to a vendor who has provided a separate Regulation AB 1122(d) Management Assessment.

